                                 [LOGO] GENESCO
                                             G


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Genesco Inc. will be held at the Company's executive offices, Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee, Wednesday, June 26, 2002, at 10:00 a.m. Central Time. The agenda will include following items:

     1.   electing ten directors; and

     2.   transacting any other business that properly comes before the meeting.

Shareholders of record at the close of business on April 25, 2002, will be entitled vote at the meeting and any adjournment or postponement thereof.

By order of the board of directors,

/s/ Roger G. Sisson
----------------------
Roger G. Sisson
Secretary

May 22, 2002

--------------------------------------------------------------------------------
                                    IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE VOTED. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.
--------------------------------------------------------------------------------

                                 [LOGO] GENESCO
                                             G

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, JUNE 26, 2002

The board of directors of Genesco Inc. ("Genesco" or the "Company") is furnishing this proxy statement in connection with its request for proxies to be voted at the annual meeting of shareholders.The meeting will be held at the Company's executive offices at 10:00 a.m., Central Time, on Wednesday, June 26, 2002. The notice that accompanies this statement describes the items on the meeting agenda. This proxy material was first mailed to shareholders on or about May 22, 2002.

The Company will pay the cost of the proxy solicitation. In addition to this request, officers, directors and regular employees of the Company may solicit proxies personally and by mail, facsimile or telephone. They will receive no extra compensation for any solicitation activities. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the proxy solicitation. It will pay Georgeson a fee of $8,500 and reimburse its expenses. The Company will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of shares and will reimburse the expenses they incur in doing so.

All valid proxies will be voted as the board of directors recommends, unless the proxy card specifies otherwise. A shareholder may revoke a proxy before the proxy is voted at the annual meeting by giving written notice of revocation to the secretary of the Company, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person the shares the proxy represents.

The board of directors does not know of any matter that will be considered at the annual meeting other than those the accompanying notice describes. If any other matter properly comes before the meeting, persons named as proxies will use their best judgment to decide how to vote on it.

The Company's executive offices are located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217.

                                  VOTING SECURITIES

The various classes of voting preferred stock and the common stock will vote together as a single group at the annual meeting.

April 25, 2002 was the record date for determining who is entitled to receive notice of and to vote at the annual meeting. On that date, the number of voting shares outstanding and the number of votes entitled to be cast were as follows:

--------------------------------------------------------------------------------
CLASS OF                                   NO. OF         VOTES PER       TOTAL
STOCK                                      SHARES           SHARE         VOTES
--------------------------------------------------------------------------------
Subordinated Serial Preferred Stock:
$2.30 Series 1                               36,957           1           36,957
$4.75 Series 3                               18,163           2           36,326
$4.75 Series 4                               16,412           1           16,412
$1.50 Subordinated Cumulative
  Preferred Stock                            30,017           1           30,017
Employees' Subordinated Convertible
  Preferred Stock                            69,655           1           69,655
Common Stock                             21,911,154           1       21,911,154
================================================================================

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented at the meeting, it is considered present for quorum purposes for the rest of the meeting. Abstentions and shares represented at the meeting but not voted on a particular matter due to a broker's lack of discretionary voting power ("broker non-votes") will be counted for quorum purposes but not as votes cast for or against the election of directors. All the matters on the agenda for the meeting are routine matters as to which, under applicable New York Stock Exchange rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the annual meeting.

                              ELECTION OF DIRECTORS

Ten directors are to be elected at the meeting. They will hold office until the next annual meeting of shareholders and until their successors are elected and qualify. A plurality of the votes cast by the shares entitled to vote in the election is required to elect a director. All the nominees are presently serving as directors and all have agreed to serve if elected. The shares represented by valid proxies will be voted FOR the election of the following nominees, unless the proxies specify otherwise. If any nominee becomes unable or unwilling to serve prior to the annual meeting, the board of directors will reduce the number of directors comprising the board, pursuant to the

Company's bylaws, or the proxies will be voted for a substitute nominee recommended by the board of directors.

INFORMATION CONCERNING NOMINEES

The names, ages and principal occupations of the nominees and certain information regarding their business experience are set forth below:

LEONARD L. BERRY, Ph.D., 59, DISTINGUISHED PROFESSOR OF MARKETING, TEXAS A&M UNIVERSITY. Dr. Berry has been a professor of marketing at Texas A&M University since 1982. He is the founder of the Center for Retailing Studies, holds the M.B. Zale Chair in Retailing and Marketing Leadership at Texas A&M and is the author of several books. He is a director of Lowe's Companies, Inc., Grocery Outlet, Inc. and Darden Restaurants Inc. and became a Genesco director in 1999.

ROBERT V. DALE, 65, CONSULTANT. Mr. Dale, who became a director of the Company in 2000, has been a business consultant since 1998. He was president of Windy Hill Pet Food Company, a pet food manufacturer, from 1995 until 1998. Previously, he served as president of Martha White Foods for approximately six years during the 1970s and again from 1985 to 1994. He was also president of Beatrice Specialty Products division and a vice president of Beatrice Companies, Inc., the owner of Martha White Foods. He is a director of SunTrust Bank Nashville, N.A., CBRL Group, Inc., Nashville Wire Products and Zatarain's of New Orleans.

W. LIPSCOMB DAVIS, JR., 70, PARTNER, HILLSBORO ENTERPRISES. Mr. Davis has been a principal of Hillsboro Enterprises, an investment partnership, and of its corporate predecessor since 1960. He has been a director of Genesco since 1988. He is also a director of Thomas Nelson, Inc.

MATTHEW C. DIAMOND, 33, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF ALLOY, INC. Mr. Diamond served as the director of marketing and planning of Alloy, Inc., a direct marketing and media company targeting "Generation Y" consumers, until he was appointed chief executive officer in 1999. He has served as a director of Alloy since 1996, and was elected chairman of the board in 1999. He has been a director of Genesco since 2001.

BEN T. HARRIS, 58, CHAIRMAN OF GENESCO. Mr. Harris joined Genesco in 1967 and was named manager of the leased department division of Genesco's Jarman Shoe Company in 1980. In 1991, he became president of the Jarman Shoe Company and in 1994, president of Genesco's retail division. In 1996, he was named executive vice president -- operations and subsequently president and chief operating officer and a director of the Company. He served as chief executive officer from 1997 until April 2002 and became chairman of the Company in 1999.

KATHLEEN MASON, 53, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF TUESDAY MORNING CORPORATION. Ms. Mason, who joined Genesco's board in 1996, became president and chief executive officer of Tuesday Morning Corporation, an operator of first-quality discount and closeout home furnishing and gift stores, in 2000. She was president and chief merchandising officer of Filene's Basement, Inc. in 1999. She was president of the HomeGoods division of The TJX Companies, Inc., an apparel and home fashion retailer, from 1997 to 1999. She was employed by Cherry & Webb, a women's apparel specialty chain, from 1987 until 1992, as executive vice president, then, until 1997, as chairman, president and chief executive officer. Her previous business experience includes senior management positions with retailers May Company, The Limited Inc. and the Mervyn's Stores division of Dayton-Hudson Corp.

HAL N. PENNINGTON, 64, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF GENESCO. Mr. Pennington became a member of the Company's board in November 1999, when he was named executive vice president and chief operating officer. He became president of the Company in 2000 and was named chief executive officer in April 2002. A Genesco employee since 1961, he was appointed president of the Johnston & Murphy division in 1997 and became senior vice president of the Company in 1998. He was president of the Dockers Footwear division from 1995 until 1997 and vice president - wholesale of Johnston & Murphy from 1990 until 1995.

LINDA H. POTTER, 49, SENIOR VICE PRESIDENT OF SUNTRUST BANKS, INC. AND SENIOR FINANCIAL OFFICER FOR SUNTRUST, TENNESSEE. Ms. Potter has served as the senior financial officer for SunTrust Bank, Tennessee since 1996. She has also been the chief financial officer for SunTrust Bank, Nashville and has held other positions in the finance and accounting and information systems areas of the Nashville bank, where she has been employed since 1980. She also serves on the Board of Directors of Belmont University's Center for Entrepreneurship and the Board of Advisors for the Center for Entrepreneurship Women's Programs. Ms. Potter has been a director of Genesco since 2001.

WILLIAM A. WILLIAMSON, JR., 66, PRIVATE INVESTOR. Mr. Williamson was employed from 1958 to 1992 by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals, drug store sundries and medical, surgical and veterinary products, and became chief executive officer of that company in 1974 and chairman in 1981. He has been a director of Genesco since 1989. Mr. Williamson is also a director of Dunn Investment Company.

WILLIAM S. WIRE II, 70, RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GENESCO. Mr. Wire joined the Company in 1962, was elected a vice president in 1971, senior vice president-- finance in 1984 and vice chairman and a director in 1985. He was elected president and chairman in 1986, served as chief executive officer from 1986 until 1993 and retired as chairman in 1994. Mr. Wire is also a director of Dollar General Corporation.

BOARD COMMITTEES AND MEETINGS

The board of directors met eight times during the fiscal year ended February 2, 2002 ("Fiscal 2002"). No director was present at fewer than 75% of the total number of meetings of the board of directors and the committees of the board on which he or she served during Fiscal 2002. A description of each board committee and its membership follows.

AUDIT COMMITTEE

     Members: Robert V. Dale (chairman), W. Lipscomb Davis, Jr., Linda H. Potter and William A. Williamson, Jr.

The audit committee is composed of four independent directors (as defined under the applicable rules of the New York Stock Exchange) and operates under a written charter adopted by the board of directors, a copy of which is attached to this proxy statement as Appendix A. The audit committee met seven times in Fiscal 2002. The functions of the audit committee are to assist the board of directors in monitoring the processes used by the Company to produce financial statements, the Company's systems of internal accounting and financial controls and independence of the Company's outside auditors.

NOMINATING AND GOVERNANCE COMMITTEE

     Members: W. Lipscomb Davis, Jr. (chairman), Leonard L. Berry, Ben T. Harris and William S. Wire II

The nominating and governance committee met two times in Fiscal 2002. The function of the nominating and governance committee is to make recommendations to the board of directors with respect to (i) the size of the board of directors, (ii) candidates for election to the board of directors, (iii) the designation of committees of the board of directors, their functions and members, (iv) the succession of the executive officers of the Company and (v) board policies and procedures and other matters of corporate governance.

COMPENSATION COMMITTEE

     Members: Kathleen Mason (chairman), Leonard L. Berry and Robert V. Dale

The compensation committee met three times in Fiscal 2002. The functions of the compensation committee are (i) to approve the compensation of the officers of the Company and other management employees reporting directly to the chief executive officer, (ii) to make recommendations to the board of directors with respect to the compensation of directors, (iii) to review and provide assistance and recommendations to the board of directors with respect to (a) management incentive compensation plans and (b) the establishment, modification or amendment of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act of 1974) to the extent that action by the board of directors is required, (iv) to serve as the primary means of communication between the administrator of the Company's employee benefit plans and the board of directors and (v) to administer the Company's 1996 Stock Incentive Plan, the 1987 Stock Option Plan and the Employee Stock Purchase Plan.

FINANCE COMMITTEE

     Members: William S. Wire II (chairman), Matthew C. Diamond, Hal N.
              Pennington and William A. Williamson, Jr.

The finance committee met four times in Fiscal 2002. The functions of the finance committee are (i) to review and make recommendations to the board with respect to (a) the establishment of bank lines of credit and other short-term borrowing arrangements, (b) the investment of excess working capital funds on a short-term basis, (c) significant changes in the capital structure of the Company, including the incurrence of long-term indebtedness and the issuance of equity securities and (d) the declaration or omission of dividends; (ii) to approve the annual capital expenditure and charitable contribution budgets;
(iii) to serve as the primary means of communication between the board of directors and the investment committee, the trustees of the Genesco Restricted Investments Pension Trust and the chief financial officer of the Company regarding the activities of such committee, trustees and officers with respect to certain of the Company's employee benefit plans (as that term is defined in the Employee Retirement Income Security Act of 1974) and (iv) to appoint, remove and approve the compensation of the trustees under any employee benefit plan.

DIRECTOR NOMINATIONS

The board of directors will consider nominees for the board of directors recommended by shareholders if shareholders comply with the Company's advance notice requirements. The Company's Bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the secretary of the Company. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Securities Exchange Act of 1934 if such person had been nominated by the board of directors, the written consent of such person to being named as a nominee in soliciting material and to serving as a director, if elected, and the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, along with the number and class of shares held of record by such shareholder. In the case of an annual meeting to be held on the third Tuesday in the month of June or within thirty days thereafter, the notice must be delivered not less than sixty nor more than ninety days prior to the third Tuesday in June. In the case of an annual meeting which is being held on any other date (or in the case of any special meeting), the notice must be delivered within ten days after the earlier of the date on which notice of the meeting is first mailed to shareholders or the date on which public disclosure is first made of the date of such meeting.

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a retainer of $15,000 per year and a fee of $750 for each board or committee meeting they attend in person and $500 for each meeting they attend by telephone. Each committee chairman receives an additional $2,000 per year. The Company also pays the premiums for non-employee directors on $50,000 of coverage under the Company's group term life insurance policy plus additional cash compensation to offset taxes on their imputed income from such premiums. Directors who are full-time Company employees do not receive any extra compensation for serving as directors.

The 1996 Stock Incentive Plan (the "Plan") provides for the issuance to directors who are not employees of the Company of up to 200,000 shares of common stock, subject to adjustment in certain circumstances. The Plan provides for the automatic issuance of shares of common stock valued at $15,000 to a newly elected non-employee director on the date of the first annual meeting at which he or she is elected a director. The shares are subject to restrictions on transfer and, with certain exceptions, to forfeiture if the director's service terminates during the three years following the date of grant. The Plan also provides for an annual grant of options to purchase 4,000 shares of common stock at the stock's closing price on the New York Stock Exchange on the grant date. The Plan also permits non-employee directors to elect to exchange all or part of their annual retainers for shares of restricted stock at 75% of the shares' fair market value. Such shares are subject to restrictions on transfer for five years and to forfeiture if the director's service terminates before the retainer represented by such shares is earned. As of April 30, 2002, 138,896 shares of common stock had been issued to non-employee directors pursuant to the Plan, of which 9,003 had been forfeited, leaving 61,104 shares available for future grants.

                        SECURITY OWNERSHIP OF OFFICERS,
                      DIRECTORS AND PRINCIPAL SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

The following table sets forth the ownership of the entities which, according to the most recent filings of Schedules 13G and amendments thereto, as applicable, by the beneficial owners as of the record date for this meeting, own beneficially more than 5% of the various classes of voting securities described on page 3 taken as a single voting group. Percentage data is calculated on outstanding shares at April 25, 2002.

--------------------------------------------------------------------------------
NAME AND ADDRESS                            CLASS OF      NO. OF     PERCENT OF
OF BENEFICIAL OWNER                           STOCK       SHARES        CLASS
--------------------------------------------------------------------------------
Capital Group International Inc.
  and Capital Guardian Trust Company(1)       Common     1,271,700       5.8%
J. P. Morgan Chase & Co. (2)                  Common     1,817,012       8.3%
Lazard Freres & Co. LLC (3)                   Common     1,397,110       6.4%
Lord, Abbett & Co. (4)                        Common     1,307,230       6.0%
Taunus Corporation and Bankers
  Trust Company, together (5)                 Common     1,879,064       8.6%
Wellington Management Company, LLP (6)        Common     1,651,900       7.5%
================================================================================

(1) Address: 11100 Santa Monica Blvd., Los Angeles, California 90025. Includes 962,800 shares with sole voting power and 1,271,700 shares with sole dispositive power. Number of shares from Schedule 13G filed on February 11, 2002.

(2) Address: 270 Park Avenue, New York, New York 10017. Includes 1,175,247 shares with sole voting power, 56,415 shares with shared voting power, 1,759,137 shares with sole dispositive power and 57,875 shares with shared dispositive power. Number of shares from Schedule 13G filed on February 13, 2002.

(3) Address: 30 Rockefeller Plaza, New York, New York 10020. Includes 1,147,760 shares with sole voting power and 249,350 shares with shared voting power. Number of shares from Schedule 13G filed on February 15, 2002.

(4) Address: 90 Hudson Street, Jersey City, New Jersey 07302. Number of shares from Schedule 13G filed on January 28, 2002.

(5) Address: Taunus Corporation, 31 W. 52nd Street, New York, New York 10019; Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Includes 1,879,064 shares with sole voting power, of which Bankers Trust holds 1,785,398 shares, and 1,584,200 shares with sole dispositive power, of which Bankers Trust holds 1,490,534 shares. Number of shares from
     Schedule 13G filed on February 14, 2002.

(6) Address: 75 State Street, Boston, Massachusetts 02109. Includes 1,365,200 shares with shared voting power and 1,651,900 shares with shared dispositive power. Number of shares from Schedule 13G filed on February 12, 2002.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information as of May 15, 2002, regarding the beneficial ownership of the Company's common stock by each of the Company's current directors, the persons required to be named in the Company's summary compensation table appearing elsewhere in the proxy statement and the current directors and executive officers as a group. None of such persons owns any equity securities of the Company other than common stock.

--------------------------------------------------------------------------------
NAME                                                           NO. OF SHARES (1)
--------------------------------------------------------------------------------
Leonard L. Berry                                                    16,139(2)
Robert V. Dale                                                      10,003(2)
W. Lipscomb Davis, Jr.                                              80,560(2)(3)
Matthew C. Diamond                                                   4,471(2)
Ben T. Harris                                                      394,788(2)
Kathleen Mason                                                      25,334(2)
Hal N. Pennington                                                   62,098(2)
Linda H. Potter                                                      5,283(2)
William A. Williamson, Jr.                                          82,973(2)
William S. Wire II                                                  34,532(2)
James C. Estepa                                                     20,000(2)
James S. Gulmi                                                     182,354(2)
David W. Zumbach                                                     8,750(2)
Current Directors and Executive Officers as a Group (17 Persons)   978,467(2)(4)
================================================================================

(1) Each director and officer owns less than 1% of the outstanding shares of the Company's common stock, except for Mr. Harris, who owns approximately 1.8% of the Company's common stock.

(2) Includes shares that may be purchased within 60 days upon the exercise of options granted under the Company's common stock option plans, as follows:
     Mr. Harris - 202,461; Mr. Gulmi - 108,606; Mr. Pennington - 21,558; Mr.
     Estepa - 0; Mr. Zumbach - 8,750; Ms. Potter and Mr. Diamond - 4,000 each; Mr. Dale - 8,000; Ms. Mason and Messrs. Berry, Davis, Williamson and Wire - 12,000 each; current executive officers and directors as a group - 465,375.

(3) Includes 16,000 shares of common stock owned by Mr. Davis's mother, for whom he holds power of attorney. Mr. Davis disclaims beneficial ownership of his mother's shares.

(4) Constitutes approximately 4.4% of the outstanding shares of the Company's common stock.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during Fiscal 2002 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation earned by or awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers employed by the Company at February 2, 2002 (together, the "named executive officers") for each of Fiscal 2000, 2001 and 2002.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                           LONG-TERM COMPENSATION
                                                                            ----------------------------------------------------
                                                                                    AWARDS              PAYOUTS
                                                ANNUAL COMPENSATION         -----------------------     -------
                                          -------------------------------   RESTRICTED   SECURITIES
                                                             OTHER ANNUAL     STOCK      UNDERLYING      LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION     FISCAL    SALARY    BONUS    COMPENSATION     AWARDS    OPTIONS/SARS    PAYOUTS    COMPENSATION
AT FEBRUARY 2, 2002              YEAR       ($)      ($)          ($)         ($)(1)         (#)         ($)(2)        ($)(3)
--------------------------------------------------------------------------------------------------------------------------------
Ben T. Harris                    2002     540,890        --       --               --     105,000              --       4,250
  Chairman and                   2001     426,890   746,045       --          470,000          --       3,753,779       4,250
  Chief Executive Officer        2000     327,246   579,215       --               --          --       1,103,056       4,000

Hal N. Pennington                2002     326,872        --       --               --      65,000              --       4,250
  President and                  2001     293,122   381,538       --               --      25,000              --       4,250
  Chief Operating Officer        2000     244,372   154,755       --               --      75,000              --       4,142

James S. Gulmi                   2002     277,000        --       --               --      20,000              --       4,250
  Senior Vice                    2001     265,000   227,678       --               --       6,000               --      4,250
  President-Finance and          2000     250,667   231,154       --               --      12,000              --       4,028
  Chief Financial Officer

James C. Estepa                  2002     289,953   507,156       --          623,000      50,000              --       4,250
  Senior Vice President          2001     225,870   315,311       --               --      35,000              --       4,250
                                 2000     194,953   210,000       --               --      10,000              --       4,042

David W. Zumbach                 2002     204,120   187,800       --               --      10,000              --       3,960
  Senior Vice President          2001     181,620   109,500       --               --      15,000              --       4,540
                                 2000      23,000        --       --               --      20,000              --         379
================================================================================================================================

(1) At the end of Fiscal 2002, Mr. Harris held 28,262 shares of restricted stock valued at $699,767 based on the closing price of the Company's unrestricted common stock on the New York Stock Exchange on February 1, 2002, and Mr. Estepa held 20,000 shares valued at $495,200. In each case, the restricted stock grant was to vest in its entirety on the third anniversary of its grant date. The restricted stock would receive dividends if any were paid on the common stock.

(2) The value, based on the closing price of the Company's common stock on the grant date, of a grant of 118,449 shares of stock in 2000 and 147,207 shares of stock in 2001.

(3) In all cases, the Company's matching contribution to the named executive officer's 401(k) Plan account.

OPTION GRANTS IN FISCAL 2002

The following table sets forth information regarding stock options granted to the named executive officers in Fiscal 2002. All the grants will become exercisable in four equal annual installments beginning on the first anniversary of the grant date. They expire on the tenth anniversary of the grant date, except that they are subject to earlier termination upon termination of the grantee's employment. No stock appreciation rights were granted by the Company in Fiscal 2002. The potential realizable values shown in the table are hypothetical, have not been discounted to reflect their present value and are not intended as a forecast of future stock price appreciation. Any gains which may be realized upon exercise of such options will depend upon the actual market price of the Company's common stock on the date the option is actually exercised.

-------------------------------------------------------------------------------------------------------------
                  NUMBER OF   PERCENT OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                 SECURITIES     OPTIONS/SARS                                     AT ASSUMED ANNUAL RATES
                 UNDERLYING      GRANTED TO    EXERCISE OF                      OF STOCK PRICE APPRECIATION
                 OPTION/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION                 FOR OPTION TERM
NAME              GRANTED(#)     FISCAL YEAR     ($/SH)         DATE                 5%             10%
-------------------------------------------------------------------------------------------------------------
Ben T. Harris      105,000          26.58%       $17.00      10/24/2011         $1,122,577      $2,844,830
Hal N. Pennington   65,000          16.46%       $17.00      10/24/2011         $  694,929      $1,761,085
James C. Estepa     50,000          12.66%       $17.00      10/24/2011         $  534,560      $1,354,681
James S. Gulmi      20,000           5.06%       $17.00      10/24/2011         $  213,824      $  541,872
David W. Zumbach    20,000           5.06%       $17.00      10/24/2011         $  213,824      $  541,872
=============================================================================================================

The stock option grants were made under the Company's 1996 Stock Incentive Plan. The option price per share under the Plan may not be less than the fair market value of the Company's common stock (the closing price of the stock on the New York Stock Exchange) on the date the option is granted or the most recent previous trading date. Plan options may not be exercised during the first twelve months after the date of grant. Thereafter, options may be exercised as determined by the compensation committee of the board of directors. All the options will vest and become exercisable upon a change of control as described under "Change of Control Arrangements" below.

AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR END OPTION VALUES

The following table sets forth information concerning (i) stock options exercised during Fiscal 2002 by the named executive officers, (ii) the number of shares subject to unexercised options held by such persons at February 2, 2002, indicating those currently exercisable and those not yet exercisable and (iii) the value of such unexercised options on February 2, 2002. The values of unexercised options are calculated by subtracting the exercise price from the closing market price of the common stock on the New York Stock Exchange on February 1, 2002 ($24.76). In-the-money options are those whose exercise price is below market value.

------------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                        SHARES                       UNEXERCISED OPTIONS/SARS         IN-THE-MONEY OPTIONS/SARS
                     ACQUIRED ON        VALUE          AT FISCAL YEAR END(#)            AT FISCAL YEAR END ($)
NAME                 EXERCISE(#)      REALIZED($) EXERCISABLE       UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
Ben T. Harris            3,409        51,066.82     202,461            105,000        3,327,066         814,800
Hal N. Pennington        9,790        92,541.74      21,558            125,000          227,926       1,160,838
James C. Estepa         16,250       270,915.00      21,000            101,750          206,543         850,200
James S. Gulmi           7,000       189,840.00     108,606             33,500        1,837,904         317,305
David W. Zumbach             0                0       8,750             36,250           86,188         296,763
==================================================================================================================

PENSION PLAN

The Genesco Retirement Plan is a noncontributory, qualified pension plan. Prior to December 31, 1995, it provided retirement benefits to eligible participants based on a formula taking into consideration the average of the 10 highest consecutive years' earnings of the participant, years of benefit service and other factors.

Effective January 1, 1996, the Retirement Plan was amended to establish a cash balance formula. Benefits earned prior to that date under the 10-year average formula were preserved as of that date. Under the new formula, each eligible participant's account is credited with an amount equal to 4% of his or her annual compensation plus an additional 4% of such compensation in excess of the Social Security taxable wage base ($80,400 in 2001). The Internal Revenue Code limits to $200,000 the amount of salary which may be taken into account in calculating Retirement Plan benefits in 2002. Taking into account the preserved benefit under the Retirement Plan prior to amendment and the projected total benefit under the amended Retirement Plan, and assuming that the participant's accrued benefits at normal retirement are taken in the form of a single life annuity, the estimated annual benefit payable for each named executive officer at retirement is as follows: Ben T. Harris - $56,807; James S. Gulmi - $75,704; Hal N. Pennington - $61,206; James C. Estepa - $54,719; and David W. Zumbach - $42,509.

The years of benefit service of the persons named in the Summary Compensation Table are: Ben T. Harris - 34 years, James S. Gulmi - 30 years, Hal N. Pennington - 40 years, James C. Estepa - 17 years, and David W. Zumbach - 2 years. The earnings of such persons for purposes of computing benefits under the Plan are substantially the same as set forth in the Summary Compensation Table in the salary and annual bonus columns, except that the Internal Revenue Code limits to $200,000 the amount of a person's annual earnings which may be taken into account in calculating benefits under the Retirement Plan during the calendar year 2002. A participant has no vested benefits under the Retirement Plan until he or she has five years' service with the Company.

CHANGE OF CONTROL ARRANGEMENTS

All the named executive officers are parties to employment protection agreements. The agreements become effective only in the event of a change of control, which will be deemed to have occurred if a person or group acquires securities representing 20% or more of the voting power of the Company's outstanding securities or if there is a change in the majority of directors in a contested election. Each agreement provides for employment by the Company for a term of three years following a change of control. The executive is to exercise authority and perform duties commensurate with his authority and duties immediately prior to the effective date of the agreement. He is also to receive compensation (including incentive compensation) during the term in an amount not less than that which he was receiving immediately prior to the effective date. If the executive's employment is actually or constructively terminated by the Company without cause during the term of the agreement, the executive will be entitled to receive a lump-sum severance allowance equal in Mr. Harris' and Mr. Pennington's cases to three times and in the case of the other named executive officers to twice the compensation and benefits he would otherwise receive under the agreement for the remainder of the term, plus reimbursement for any excise tax owed thereon and for taxes payable by reason of the reimbursement.

All stock options granted by the Company under the Company's stock option plans become immediately vested and exercisable upon a change of control as defined in the stock option agreements entered into with each optionee, provided that at least one year has elapsed since the date the option was granted. The definition of change of control in the stock option agreements is substantially the same as in the employment protection agreements described above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   GENERAL

The compensation committee of Genesco's board of directors has general oversight responsibility for the compensation of the Company's executive officers. See "Election of Directors -- Compensation Committee" for a detailed description of the functions of the committee. The committee is currently composed of the three directors named at the end of this report, none of whom are employees of the Company.

The compensation policies of the committee are designed to attract and retain qualified key management personnel and to provide motivation and reward for achievement of the operating and strategic goals and objectives of the Company. The committee also seeks to increase key management's ownership of the Company's common stock, with the goal of better aligning management's interests with those of the Company's shareholders. It is the committee's policy to pay competitive base salaries and to provide executive officers with the opportunity, through annual cash incentive compensation, to earn above-average total cash compensation based on the achievement of outstanding results. The principal components of Genesco's executive compensation program currently are base salary, annual cash incentive compensation and stock options.

   BASE SALARY

It is the committee's general policy to approve competitive base salaries for its executive officers. Salary ranges are established for each executive officer's position, the mid-points of which are intended to approximate the median base salary ranges for positions of similar scope, complexity and responsibility in companies with comparable sales volume. The committee annually reviews and, if appropriate, adjusts executive officers' salary ranges after considering the advice of senior management and independent compensation consultants. The principal comparative data underlying the consultants' advice to the committee are limited neither to companies in the specific industries in which the Company competes nor to the companies included in the S&P weighted average industry index included in the stock performance graph. The committee believes that the Company competes with employers outside the specific industry in which it does business to hire and retain qualified executives. In making individual base salary decisions, the committee may consider, in addition to relevant market survey data, a mix of factors, including (i) the executive's experience, management and leadership ability and technical skills; (ii) the executive's compensation history; (iii) corporate or, if appropriate, operating unit performance and (iv) individual performance. While the committee typically gives greater weight to the objective, market survey data, the weight to be given to the more subjective factors in particular cases is within the committee's discretion.

   INCENTIVE COMPENSATION

Executive officers participate in Genesco's management incentive compensation plan, which is designed to retain and motivate management and to focus its attention on the achievement of the Company's annual operating plan and identified, strategic objectives. The committee reviews and adopts the plan after consultation with senior management.

Plan participants are selected by the chief executive officer, who is not eligible to participate in the plan. Approximately 489 employees including all executive officers except the chief executive officer participated in the plan for Fiscal 2002; 475 employees are participants in Fiscal 2003.

Under the Fiscal 2002 plan, executive officers were eligible to receive a fraction or multiple of a target award equal to as much as 50% of their base salaries. Participants who were presidents of the Company's operating divisions were eligible to earn cash awards in amounts determined 50% on the basis of changes in Economic Value Added (EVA*) for their respective divisions set by the chief executive officer during the first quarter of the fiscal year, 25% on the basis of EVA changes for the entire Company and 25% on the basis of individual strategic goals agreed upon by the participant and the chief executive officer during the first quarter of the fiscal year. Other participants' awards were determined 75% on the basis of corporate EVA changes and 25% on the basis of individual strategic goals similarly agreed upon with their supervisors. Participants' achievement of EVA change goals is objectively measurable. EVA is determined by subtracting a charge for the capital used to generate profit from a business unit's net operating profit after taxes. Each business unit's expected year-to-year change in EVA is determined in advance, as is the relationship between the magnitude of changes in EVA relative to expected levels and the bonus award. Achievement of individual strategic goals is somewhat subjective, although some goals include objective criteria. The participant's supervisor, generally in consultation with the participant, determines whether the goals have been met.

No portion of the award for achievement of individual strategic goals is ordinarily to be paid unless some portion of the applicable award for operating results was earned, although the plan authorizes the committee to consider exceptions for extraordinary strategic successes upon the recommendation of the chief executive officer. No exceptions of this nature were made under the Fiscal 2002 plan. An operating division president could not earn a greater percentage of the maximum award for corporate EVA changes than for his business unit's operating results. The plan includes the following "bonus bank" feature: awards for better than expected EVA are uncapped and a "negative award" for worse than expected results is possible. Any award in excess of three times the target bonus and any negative award is credited to the participant's account in the bonus bank. Each year, a participant will receive a payout equal to (i) the current year's award, up to three times the target, plus (ii) one third of the positive balance, if any, in the participant's account. Any positive balance is forfeited if the participant voluntarily resigns from employment by the Company or is terminated for cause. The committee believes that the "bonus bank" feature of the plan offers improved incentives for management to focus on building long-term value in the Company, and that the forfeiture provisions will aid the retention of key employees. Positive bonus bank balances were paid out at the end of Fiscal 2002, subject to repayment if the participant leaves the Company voluntarily or is terminated for cause during Fiscal 2003. Awards totaling approximately $3,700,000 and averaging approximately 1.33 times the target were paid out under the Fiscal 2002 plan, primarily to participants in the Journeys business unit.

--------------
* EVA is a registered trademark of Stern Stewart & Co.

   STOCK OPTIONS

The committee believes that granting stock options to selected key executives of the Company provides them with a strong incentive to make decisions which are in the long-term best interests of the Company and thus serves to balance the short-term annual cash incentive component of executive compensation. The committee further believes that options tend to align the financial interests of management with those of the Company's shareholders, since the value of an option is dependent upon improvement in the Company's performance and the recognition of that improved performance in the market for the Company's common stock. Options are granted with an exercise price equal to or greater than the fair market value of the stock on the date of grant. Options are typically granted to executive officers and other key employees on an annual basis and typically become exercisable in installments of 25% of the total number of shares subject to the options.

In Fiscal 2002, the committee granted a total of 395,000 options to 21 employees. Options granted under the plan expire ten years after the date of grant. Staggering the vesting of exercise rights requires the executive to remain employed by the Company for the entire vesting period to realize fully the gain on the total number of shares covered by the option. A total of 66 employees of the Company held options to purchase shares of the Company's common stock as of April 25, 2002.

   CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Harris received a base salary of $539,000 and no bonus for Fiscal 2002. The bonus decision by the committee was based upon the same factors as those underlying the management incentive compensation plan for the fiscal year.

In October 2000, the committee adopted a long-term incentive program for Mr. Harris, including restricted stock valued at $470,000 on the grant date, and a variable cash component based on total return to shareholders. The restricted stock component would vest at the end of three years, subject to Mr. Harris' continued service as an employee or director of the Company or his retirement with a covenant not to compete with the Company. The cash portion would be payable, subject to the same conditions, based upon the Company's total return to shareholders compared to the average of two published indices, the Bloomberg U.S. Apparel Index and the S&P Consumer Cyclical Index, over three years. Because the S&P Consumer Cyclical Index has ceased publication, the committee substituted the Consumer Discretionary Index in April 2002. A total return performance by the Company equal to the average of the indices would yield a $470,000 payout, with no payout for a total return five percent or more below the average, a double payout for a total return five percent or more above the average, and proportional payouts for total returns between the entry, target and maximum levels.

Upon his election as chief executive officer in April 2002, the committee approved a base salary of $500,000 and a bonus target of $250,000 for Mr. Pennington. He also received a restricted stock grant of 36,764 shares which will vest on April 24, 2005, if Mr. Pennington is still employed at that date. Vesting would occur pro rata in case of Mr. Pennington's death, disability or involuntary termination without cause prior to that date.

   TAX DEDUCTIBILITY LIMIT

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The committee believes that no executive officer of the Company is likely to be paid compensation not exempt from Section 162(m) limits exceeding $1 million in Fiscal 2003, unless because of better than planned operating results for the year, Mr. Pennington's bonus payout exceeds the target. The committee considered that possibility in setting Mr. Pennington's base salary and bonus opportunity. The committee determined that, in its subjective judgment, the benefits to the Company of the incentive outweigh the potential loss of a tax deduction for any payout that results in Mr. Pennington's compensation exceeding the Section 162(m) limit.The committee will consider the requirements of Section 162(m) in authorizing or recommending future executive compensation arrangements.

                                             BY THE COMMITTEE:
                                             Kathleen Mason, Chairman
                                             Leonard L. Berry
                                             Robert V. Dale

The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                           STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company's common stock for the last five fiscal years with the cumulative total return of (i) the S&P 500 Index and (ii) the S&P 500 Footwear Index.The graph assumes the investment of $100 in the Company's common stock, the S&P 500 Index and the S&P 500 Footwear Index at the market close on January 31, 1997 and the reinvestment monthly of all dividends.



                             [ PERFORMANCE GRAPH ]



                   Jan97     Jan98     Jan99     Jan00     Jan01     Jan02
--------------------------------------------------------------------------
GENESCO INC          100    138.57     85.00    106.43    291.43    282.97
S&P 500 INDEX        100    126.91    168.14    182.59    182.27    153.64
S&P 500 FOOTWEAR     100     59.78     64.93     66.97     84.93     92.84

                                    AUDIT MATTERS

Ernst & Young LLP served as external auditors to the Company in the fiscal year ended February 2, 2002, and have been retained in the same capacity for the current fiscal year. Representatives of the firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The audit committee, composed of the four independent directors named below, oversees the Company's financial reporting process on behalf of the board of directors. The committee's charter is included as Appendix A to this proxy statement. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The committee has met and held discussions with management and the Company's external auditors. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated quarterly and annual financial statements with management and the external auditors. The committee discussed with the external auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees).

In addition, the committee has discussed with the external auditors the factors which might be deemed to bear upon auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The committee considered, among other factors, the fact that the Company outsources its internal audit function and certain tax functions to its external auditors, and considered whether the provision of the non-audit services for which the external auditors were paid the amounts set forth under the caption "All Other Fees" in the paragraph following this report is compatible with the external auditors' independence.

The committee discussed with the Company's internal and external auditors the overall scope and plan for their respective audits. The committee meets with the internal and external auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial statements and reporting process.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 2, 2002 for filing with the Securities and Exchange Commission.

                                           BY THE COMMITTEE:
                                           Robert V. Dale, Chairman W.
                                           Lipscomb Davis, Jr.
                                           Linda H. Potter
                                           William A. Williamson, Jr.

The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT FEES

Ernst & Young LLP's fees for the fiscal year ended February 2, 2002 for the audit of the annual financial statements and the review of unaudited quarterly financial statements included in Forms 10-Q were $200,462.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Ernst & Young LLP did not render any services related to financial information systems design and implementation for the fiscal year ended February 2, 2002.

ALL OTHER FEES

Aggregate fees billed for all other services rendered by Ernst & Young LLP for the fiscal year ended February 2, 2002 were $125,832. These services consisted primarily of federal and state tax consulting and administration.

The audit committee considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

CHANGE OF INDEPENDENT ACCOUNTANTS

On October 24, 2001, in connection with a decision to close its Nashville, Tennessee, office, the Company's former independent accountants, PricewaterhouseCoopers LLP, resigned and the Company engaged Ernst & Young LLP as independent accountants to the Company.

The reports of PricewaterhouseCoopers LLP for Fiscal 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the audit committee of the board of directors.

During the Company's most recent fiscal years and the interim period preceding the resignation, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure specifically including any disagreement which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of a disagreement in connection with its report.

                  PROPOSALS FOR THE 2003 ANNUAL MEETING

Proposals of shareholders intended for inclusion in the proxy material for the 2003 annual meeting of shareholders must be received at the Company's offices at Genesco Park, P.O. Box 731, Nashville, Tennessee 37202-0731, attention of the secretary, no later than January 22, 2003.

In addition, the Company's Bylaws contain an advance notice provision which provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide timely written notice thereof to the secretary of the Company. In order to be timely, the notice must be delivered to or mailed to the secretary of the Company and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the meeting (or, if less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made). In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

                        FINANCIAL STATEMENTS AVAILABLE

A copy of the Company's annual report to shareholders containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation material.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 2, 2002, EXCLUDING CERTAIN OF THE EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO ROGER G. SISSON, SECRETARY, GENESCO INC., GENESCO PARK, 1415 MURFREESBORO ROAD, NASHVILLE, TENNESSEE 37217.

                                                                      APPENDIX A

                                  GENESCO INC.
                                     CHARTER
                                       OF
                                 AUDIT COMMITTEE

The audit committee (the "Committee") is appointed by the board of directors (the "Board") to assist the Board in monitoring on a periodic basis the processes used by Genesco Inc. (the "Company") to produce financial statements, the Company's systems of internal accounting and financial controls, and the independence of the Company's outside auditors.

In discharging its responsibilities, the Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts or consultants for this purpose. The Committee shall make regular reports to the Board.

The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit it annually to the Board for approval.

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition and experience will meet the applicable listing standards of the New York Stock Exchange.

Accordingly, all of the members will be directors:

      1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

      2. Who are financially literate (as determined by the Board) or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise (as determined by the Board).

The Committee's monitoring responsibility recognizes that the Company's management is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company's financial statements are true and complete or are in accordance with generally accepted accounting principles.

The following functions shall be the common recurring activities of the Committee in carrying out its monitoring responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.

      o The Committee shall review and discuss with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) and the selection, application and disclosure of critical accounting policies used in such financial statements. The Committee also shall discuss with the outside auditors the matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61 and No. 90, as may be modified or supplemented, as well as matters affecting the quality of the Company's financial reporting and the fairness of the presentation in the financial statements of the financial condition and financial risks of the Company. Based on such review and discussion, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

      o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission on Form 10-Q and the matters required to be discussed by SAS No. 61 and No. 90; this review will occur prior to the public release of such quarterly financial results and prior to the Company's filing of the Form 10-Q.

      o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls that could significantly affect the Company's financial statements.

      o     The Committee shall:

            o request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors, consistent with Independence Standards Board Standard No. 1;

            o discuss with the outside auditors in an active dialogue any such disclosed relationships and their impact on the outside auditors' independence; and

            o if determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditor's report to ensure the outside auditor's independence; and

            o consider whether to establish policies and procedures for the engagement of the outside auditor to provide non-audit services and whether the provision of the non-audit services by the outside auditors is compatible with maintaining the outside auditors' independence.

      o The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors, and the outside auditors are ultimately accountable to the Board and the Committee.

      o The Committee shall, at least annually, meet with the senior officer with oversight of the Company's ethics and compliance program for a report on the Company's ethics and compliance programs, including a review of any related party transactions and any issues that may affect in any material way the financial reporting process, the financial risks of the Company and internal control systems of the Company.

       TABLE OF CONTENTS

                                  PAGE              [ LOGO ]Genesco
                                  ----                            G
Notice. . . . . . . . . . . . .     1

Voting Securities . . . . . . .     4

Election of Directors . . . . .     4                             NOTICE OF
                                                             ANNUAL MEETING
Security Ownership of                                                   AND
  Officers, Directors and                                   PROXY STATEMENT
  Principal Shareholders. . . .    10

Executive Compensation. . . . .    13

Stock Performance Graph . . . .    22                        ANNUAL MEETING
                                                            OF SHAREHOLDERS
Audit Matters . . . . . . . . .    23

Proposals for the 2003
  Annual Meeting . . . . . . . .   25

Charter of Audit Committee . . .  A-1


                                                              JUNE 26, 2002

                                  GENESCO INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  THE COMPANY FOR ANNUAL MEETING JUNE 26, 2002

The undersigned hereby constitutes and appoints Ben T. Harris and W. Lipscomb Davis, Jr., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GENESCO INC. to be held on June 26, 2002, and at any adjournments thereof, on all matters coming before said meeting.

                          CHANGE OF ADDRESS: (Comments)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark in the corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, THOUGH YOU MUST SIGN AND RETURN THIS CARD IF YOU WISH YOUR SHARES TO BE VOTED.

                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------

      PLEASE MARK YOUR
 [X]  VOTES AS IN THIS
      EXAMPLE.
      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL REFERRED TO BELOW.

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
                 FOR    WITHHELD
1. Election of   [ ]      [ ]      Nominees:
   Directors:                      L.L. Berry, R.V. Dale, W.L. Davis, Jr.,
                                   M.C. Diamond, B.T. Harris, K. Mason, H.N.
                                   Pennington, L.H. Potter, W.A. Williamson, Jr.
                                   and W.S. Wire II

For, except vote withheld from
the nominee(s) indicated below:
                                                           Change of
                                                            Address/    [ ]
                                                         Comments on
                                                        Reverse Side
-------------------------------


                                           By signing, you revoke all proxies
                                           heretofore given.

                                           PLEASE MARK, SIGN, DATE, AND RETURN
                                           THIS PROXY CARD PROMPTLY USING THE
                                           ENCLOSED ENVELOPE.








SIGNATURE(S)                                                      DATE
            -----------------------------------------------------     ----------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.
--------------------------------------------------------------------------------